TRANSFER AND ADMINISTRATION AGREEMENT


                  TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of September 3, 1998, by and among SHAW FUNDING COMPANY, a Delaware corporation, as transferor (in such capacity, the "Transferor"), SHAW INDUSTRIES, INC., a Georgia corporation, individually and as Collection Agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO, as Bank Investors, and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent").


                             PRELIMINARY STATEMENTS


                  WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Administration Fee" means the fee payable by the Transferor to the Administrative Agent pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

                  "Administrative    Agent"   means   NationsBank,    N.A.,   as
administrative agent.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

                  "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

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                                        9

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

                  "Aged Receivables Ratio" means, as of the last day of each Fiscal Month, the percentage equivalent of a fraction, (i) the numerator of which shall be the sum of (A) the aggregate Outstanding Balance of Receivables that were unpaid for 61-90 days after their respective original due dates and
(B) the aggregate Outstanding Balance of Receivables that were charged-off as uncollectible during such Fiscal Month prior to the date which is 90 days after their respective original due dates and (ii) the denominator of which shall be the aggregate Receivables originated by the Seller during the third prior Fiscal Month.

                  "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

                  "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company at such time.

                  "Arrangement Fee" means the fee payable by the Seller to the Administrative Agent pursuant to Section 2.7(b) hereof, the terms of which are set forth in the Fee Letter.

                  "Assignment Amount" means, with respect to a Bank Investor at any time, an amount equal to the least of (i) such Bank Investor's Pro Rata
Share of the Net Investment at such time, (ii) such Bank Investor's Pro Rata Share of the sum of the Outstanding Balances of all Receivables (other than Defaulted Receivables) at such time and (iii) such Bank Investor's unused Commitment.

                  "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

                  "Average Collection Period" means at any time a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Investor Report as the "Beginning Balance" of the Receivables and the denominator of which shall be the Collections as set forth in the most recent Investor Report and (ii) thirty (30).

                  "Bank  Investor"  means  NationsBank,   N.A.  and  each  other
financial institution identified as such on the signature pages hereof and their respective successors and assigns.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq., as amended.

                  "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by NationsBank from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by NationsBank and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by NationsBank from three Federal funds brokers of recognized standing selected by it.

                  "Benefit Plan" means any employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA, in respect of which the Transferor the Seller or any ERISA Affiliate of the Transferor, or the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or Atlanta, Georgia are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

                  "BR  Tranche"   means  a  Tranche  as  to  which  Discount  is
calculated at the Base Rate.

                  "BR Tranche Period" means, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, NationsBank on behalf of the Liquidity Providers, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank, on behalf of the Liquidity Providers, or the Agent, as the case may be, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

                  "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Certificate" means the certificate issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(d) hereof.

                  "Class 1 Obligor" means any Obligor whose long-term senior unsecured debt (i) is rated below Baa3 by Moody's or below BBB- by S&P or (ii) has not been rated by Moody's or S&P.

                  "Class 2 Obligor" means any Obligor or parent of any Obligor whose long-term senior unsecured debt is rated Baa3 or higher by Moody's and BBB- or higher by S&P.

                  "Closing Date" means September 3, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper and certain other parties.

                  "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to
Section 2.12.

                  "Collection   Agent"   means  at  any  time  the  Person  then
authorized   pursuant  to  Section  6.1  to  service,   administer  and  collect
Receivables.

                  "Collection  Agent  Default"  has  the  meaning  specified  in
Section 6.4 hereof.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all cash proceeds of Related Security with respect to such Receivable, and all Deemed Collections of such Receivable.


                  "Commercial Paper" means the promissory notes issued by the Company in the commercial paper market.

                  "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned by such Bank Investor pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the sum of (A) the amount set forth in an Assignment and Assumption Agreement between such assignee and its Assignor, plus (B) the amount of the Commitment (if any) of such Assignee immediately prior to such assignment.

                  "Commitment Termination Date" means September 1, 1999, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors not later than 60 days prior to the then current Commitment Termination Date.

                  "Company"  means  Enterprise  Funding  Corporation,   and  its
successors and assigns.

                  "Concentration Factor" means on any date of determination (i) with respect to any Class 1 Obligor, 2.5% of the aggregate Outstanding Balance of Eligible Receivables on such date, (ii) with respect to any Class 2 Obligor, 5% of the aggregate Outstanding Balance of Eligible Receivables on such date, and (iii) without duplication with clauses (i) or (ii) above, 5% of the aggregate Outstanding Balance of Eligible Receivables owed by Canadian dollar Obligors on such date if the Canadian foreign currency short-term rating is "A-1" and "P-1" or its equivalent from S&P and Moody's or 2% if such rating falls below "A-1" and "P-1" or its equivalent.

                  "Concentration Percentage" means the greater of (i) three (3) times the percentage applicable to the Concentration Factor applicable to Class 1 Obligors and (ii) one (1) times the percentage applicable to the Concentration Factor applicable to Class 2 Obligors.

                  "Conduit Assignee" shall mean any commercial paper conduit administered by NationsBank and designated by NationsBank from time to time to accept an assignment from the Company of all or a portion of the Net Investment.

                  "Contract" means an invoice in substantially the form of one of the forms attached hereto as Exhibit A or otherwise approved by the Company, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

                  "CP Rate" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "CP  Tranche"   means  a  Tranche  as  to  which  Discount  is
calculated at a CP Rate.

                  "CP Tranche Period" means, with respect to a CP Tranche, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

                  "Credit and Collection Policy" shall mean the Seller's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

                  "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Dealer Fee" means the fee payable by the Transferor to the Collateral Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter.

                  "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

                  "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor or the Collection Agent as uncollectible; or
(iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

                  "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by
(ii) the aggregate Outstanding Balance of all Receivables (other than Defaulted Receivables) as of such date.

                  "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

                  "Designated Obligor" means, at any time, each Obligor and its Affiliates; provided, however, that any Obligor shall cease to be a Designated Obligor three (3) Business Days after notice is given to the Transferor by the Agent that such Obligor is no longer a Designated Obligor.

                  "Dilution Horizon Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of Receivables originated by the Seller during the immediately preceding Fiscal Month by (ii) the difference between the aggregate Outstanding Balance of Receivables and the aggregate Outstanding Balance of all Defaulted Receivables, each as of such last day.

                  "Dilution Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate amount of any Receivables that are reduced or canceled as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other dilutive factors, and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Seller, the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such Fiscal Month (excluding from the foregoing contractual payment discounts included in the Payment Discount Reserve) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the preceding Fiscal Month.

                  "Dilution Reserve Ratio" means, as of any Investor Report Date and continuing until (but not including the next Investor Report Date, an amount equal to:

                           (AxB+C) x D
Where:

A  =     1.5

B = the average Dilution Ratio for the immediately preceding twelve (12) Fiscal Months

C = the Dilution Volatility Factor for the Fiscal Month immediately preceding such Investor Report Date

D = the Dilution Horizon Ratio for the Fiscal Month immediately preceding such Investor Report Date

                  "Dilution Volatility Factor" means for any Fiscal Month, the result of (a) the highest Dilution Ratio during the preceding twelve (12) Fiscal Months minus the average Dilution Ratio for the preceding twelve (12) Fiscal Months, times (b) the highest Dilution Ratio for the preceding twelve (12) Fiscal Months divided by the average Dilution Ratio for the preceding twelve
(12) Fiscal Months.

                  "Discount" means, with respect to any Tranche Period:

                                 (TR x TNI x AD)
                                       360
Where:

TR  =    the Tranche Rate applicable to such Tranche Period;

TNI =    the portion of the Net Investment allocated to such Tranche Period;

AD  =    the actual number of days during such Tranche Period;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

                  "Discount Reserve" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD = the sum of the unpaid Discount for all Tranche Periods.

LY = the Liquidation Yield

                  "Early Collection Fee" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

                  "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above or in any other depository institution or trust company where such deposits are swept each Business Day into an account at a depository institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

                  "Eligible Receivable" means, at any time, any Receivable:

                  (i) which has been originated by the Seller, sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto, free and clear of all Adverse Claims;

                  (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement.

                  (iii) the Obligor of which is a United States or Canadian resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

                  (v) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Company therein;

                  (vi) which, (A) arises pursuant to a Contract with respect to which each of the Seller and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, is required to be paid in full within 120 days of the original billing date therefor, provided, however, that no greater than 15% of the aggregate Outstanding Balance of Eligible Receivables shall be required to be paid in more than 60 days;

                  (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (viii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
         Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (ix) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                  (x) which is denominated and payable only in United States dollars in the United States or in Canadian dollars in Canada;

                  (xi) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect as to all material terms thereof and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense, provided, that, to the extent the portion of such Receivable which is subject to any of the foregoing is identifiable, the remaining portion of such Receivable may constitute an Eligible Receivable;

                  (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (xiii) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies with such other criteria and requirements as the Agent (exercising its reasonable judgment) may from time to time specify to the Transferor following five days' notice;

                  (xiv) which was generated in the ordinary course of the Seller's business;

                  (xv) the Obligor of which has been directed to make all payments to a specified account of the Seller with respect to which there shall be a Lock-Box Agreement in effect;

                  (xvi) as to which the Agent has not notified the Transferor that such Receivable or class of Receivables is not acceptable for purchase hereunder because of the nature of the business of the Obligor;

                  (xvii) the assignment of which under the Receivables Purchase Agreement by the Seller and hereunder by the Transferor does not in any material respect violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance; and

                  (xviii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xviii).

                  "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

                  "Estimated Maturity Period" shall mean, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the Seller's normal accounting practices applied on a basis consistent with those reflected in the Seller's financial statements, provided, however, that if the Agent, the Company or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

                  "Eurodollar Rate" means, with respect to any Eurodollar Tranche Period, a rate which is 0.75% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

                  "Eurodollar Tranche" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

                  "Eurodollar Tranche Period" means, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company, NationsBank, on behalf of the Liquidity Provider, or the Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank, on behalf of the Liquidity Provider, or the Agent, as applicable; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

                  "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

                  "Excluded Receivables" means (i) the types or items of property described in the UCC-1 financing statements attached hereto as Exhibit N-1 and Exhibit N-2, arising under or in connection with any present or former private-label credit card program of the Seller, it being understood that the property described in such financing statements is not the subject of the transaction described in this Agreement and (ii) all accounts receivable of any Person who merges or consolidates with the Seller after the date hereof, including the accounts receivable of any of such Person's Subsidiaries; provided, however, that (x) payments under such accounts receivable are not remitted to any Lock-Box Account and (y) the Seller, the Transferor, the Agent and the Majority Bank Investors may agree in writing to include such accounts receivable at a later date.

                  "Excluded  Taxes" shall have the meaning  specified in Section
8.3 hereof.

                  "Executive Officer" means those officers of the Seller or the Transferor, as the case may be, who are deemed to be "Executive Officers" thereof pursuant to Rule 405 of Regulation C of the Securities and Exchange Act of 1934, as amended, or any officer of the Seller or the Transferor, as the case may be, who is a vice president thereof, or any individual performing a similar role as any individual who is a vice president of the Seller or the Transferor on the Closing Date. The term "Executive Officer" shall also include the Director-Treasury Management and the Financial Manager of the Seller or the Transferor.

                  "Facility Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

                  "Facility Limit" means $200,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect.

                  "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

                  "Fiscal Month" means an accounting period of the Seller consisting of either four or five weeks. The Fiscal Months of the Seller for fiscal year 1998 and fiscal year 1999 (through the month of December, 1999) are set forth on Schedule 1 hereto and the Fiscal Months for subsequent fiscal years of the Seller will be determined on a basis consistent with the determination of such Fiscal Months for fiscal year 1998. An updated Schedule 1 will be delivered by the Collection Agent to the Agent prior to the commencement of each fiscal year.

                  "GAAP" has the meaning set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances.

                  "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

                  "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

                  "Indebtedness" means, with respect to any Person such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

                  "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

                  "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

                  "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and
(ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

                  "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to
Section 2.11(a) hereof.

                  "Investor Report Date" means the twenty-second (22nd) day of each calendar month, provided, that, if such day is not a Business Day in any month, the Investor Report Date for such month shall be the next succeeding Business Day.

                  "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "LIBOR Rate" means, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Agent, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

                  "Liquidation Yield" means, at any time, an amount equal to:

                                           (RVF x LBR x NI) x (EMP x 1.5)
                                                              -----------
                                                                  360

Where:

RVF = the Rate Variance Factor at such time;

LBR = the Base Rate at such time which is applicable to the liquidation period after a Termination Event;

NI = the Net Investment at such time; and

EMP = the Estimated Maturity Period of the Receivables.

                  "Liquidity Provider" means the Bank Investors who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

                  "Lock-Box   Account"  means  an  account   maintained  by  the
Transferor at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

                  "Lock-Box Agreement" means an agreement among the Seller, the Transferor, the Agent, the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto.

                  "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.8(b) hereof.

                  "Loss and Dilution Reserve" means on any day the result of:

                                       NI         NI
                                    1-RRR

Where:

NI                =        Net Investment
RRR               =        Required Reserve Ratio

                  "Loss Horizon Ratio" means as of any Investor Report Date and continuing until the next Investor Report Date, the quotient of (i) the aggregate Outstanding Balance of Receivables originated by the Seller during the preceding three (3) Fiscal Months and (ii) the difference between the aggregate Outstanding Balance of Receivables and the aggregate Outstanding Balance of Defaulted Receivables.

                  "Loss Reserve Ratio" means, as of any Investor Report Date and continuing until the next Investor Report Date an amount equal to:

                              1.5 x ARR x LHR x PTF

Where:

ARR = the highest three (3) Fiscal Month rolling average of the Aged Receivables Ratio during the immediately preceding twelve
                  (12) Fiscal Months.

LHR      =        Loss Horizon Ratio.

PTF               =        Payment Terms Factor.

                  "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such period, by (ii) the aggregate amount of Collections in the form of cash received by the Collection Agent during such period.

                  "Majority Bank Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit as of such date.

                  "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor or of the Seller and its Subsidiaries taken as a whole, (iii) the ability of the Transferor or Seller to perform their respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

                  "Maximum Percentage Factor" means 98%.

                  "Minimum Required Reserve Ratio" means as of any Investor Report Date and continuing until the next Investor Report Date, the sum of the Concentration Percentage and the product of (i) the twelve (12) Fiscal Month average Dilution Ratio and (ii) the Dilution Horizon Ratio.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

                  "Net Investment" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment may be increased by the amount described in Section 9.9(d) as described therein.

                  "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor (or group of Designated Obligors in the case of Canadian Obligors) exceeds the Concentration Factor for such Designated Obligor (or group of Designated Obligors in the case of Canadian Obligors), plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables or Delinquent Receivables, plus (iii) the aggregate Outstanding Balance of all Eligible Receivables of each of the fifty (50) Obligors with the greatest dollar values of Receivables transferred hereunder with respect to which either 20% or more of such Obligor's Receivables are Defaulted Receivables or 40% or more of such Obligor's Receivables are Delinquent Receivables.

                  "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

                  "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

                  "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto.

                  "Payment Discount Reserve" means the product of (x) the aggregate of available contractual payment discounts with respect to the Receivables, whether or not exercised, as calculated at the end of any Fiscal Month, and (y) the Payment Discount Factor.

                  "Payment Discount Factor" means 1.1 times the quotient of (x) the sum of available contractual payment discounts with respect to the Receivables exercised over the immediately preceding twelve (12) Fiscal Months and (y) the sum of all available contractual payment discounts with respect to the Receivables, whether or not exercised, during the twelve (12) Fiscal Months immediately preceding the just-concluded Fiscal Month (but not including the just-concluded Fiscal Month), provided, however, that the Payment Discount Factor shall not exceed 100%.

                  "Payment Terms Factor" means, as of any Investor Report Date and continuing up to, but not including, the next Investor Report Date, (x) 1.0 when the weighted average of the periods within which Receivables are required to be paid falls within one (1) to forty-five (45) days, (y) 1.17 when the weighted average of the periods within which Receivables are required to be paid falls within forty-six (46) to sixty (60) days, and (z) 1.33 when the weighted average of the periods within which Receivables are required to be paid is greater than sixty(60) days. For purposes of this calculation, Receivables exclude contractual payment discount terms designated by the Receivables Systems as "cash against documents" and "letter of credit".

                  "Percentage Factor" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                        NI + LDR + DR + TAR + PDR + SFR
                                       NRB
Where:

NI = the Net Investment at the time of such computation;

LDR = the Loss and Dilution Reserve at the time of such computation;

DR = the Discount Reserve at the time of such computation;

TAR = the Translation Adjustment Reserve at the time of such computation;

PDR = the Payment Discount Reserve at the time to such computation;

SFR = the Servicing Fee Reserve at the time of such computation; and

NRB = the Net Receivables Balance at the time of such computation.

                  The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business on each Business Day and report such recomputations to the Agent in the Investor Report and as otherwise requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and 2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times thereafter until such time as the Agent, on behalf of the Company and the Bank Investors, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

                  "Person" means any  corporation,  limited  liability  company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

                  "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

                  "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

                  "Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

                  "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

                  "Purchase Termination Date" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

                  "Rate Variance Factor" means the number, computed from time to time in good faith by the Agent, that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in a written notice by the Agent to the Transferor and the Collection Agent.

                  "Receivable" means the indebtedness owed to the Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under a Contract and sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale of merchandise or the rendering of services by the Seller, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto; provided, however, that the term Receivable shall not include any Excluded Receivables. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement of even date herewith by and between the Seller and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

                  "Receivables Systems" has the meaning specified in Section 3.3(l) hereof.

                  "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software, to the extent assignable, and related property and rights) maintained with respect to Receivables and the related Obligors.

                  "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest.

                  "Related Commercial Paper" shall mean Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

                  "Related Security" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

                  (i)  the  merchandise   (including   returned  or  repossessed
         merchandise), if any, the sale of which by the Seller gave rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv)  all Records related to such Receivable;

                  (v) all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith; and

                  (vi) all Proceeds of any of the foregoing.

                  "Required Reserve Ratio" means the greater of (i) the Minimum Required Reserve Ratio and (ii) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio.

                  "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

                  "Seller" means Shaw Industries, Inc., a Georgia corporation and its successors and permitted assigns.

                  "Servicing Fee" means the fees payable by the Company or the Bank Investors to the Collection Agent, with respect to a Tranche, in an amount equal to 1% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

                  "Servicing Fee Reserve" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) the Servicing Fee percentage and (iii) a fraction having as the numerator, the sum of (a) 1.5 times the Estimated Maturity Period plus (b) 30, and as the denominator, 360.

                  "Shaw Financial Covenants" means the financial covenants set forth in Schedule 2 hereto.

                  "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc..

                  "Subordinated Note" shall have the meaning specified in the Receivables Purchase Agreement.

                  "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

                 "Taxes" shall have the meaning specified in Section 8.3 hereof.

                  "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Company, (ii) the effective date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the effective date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to
Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the day on which a Reinvestment Termination Date shall occur, (vi) the Purchase Termination Date, or (vii) September 1, 1999 (or such later date as may be agreed to in writing by the Company and the Bank Investors from time to time).

                 "Termination Event" means an event described in Section 7.1 hereof.

                  "Tranche" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

                  "Tranche Period" means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

                  "Tranche Rate" means the CP Rate, the Base Rate or the Eurodollar Rate.

                  "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

                  "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Lock-Box Agreements, the Certificates, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by the Seller or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time.

                  "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to
Section 2.2(b) and 2.5).

                  "Transfer Certificate" has the meaning specified in Section 2.2(a) hereof.

                  "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

                  "Transfer   Price"  means  with  respect  to  any  Incremental
Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the applicable Transfer Certificate.

                  "Transferor"   means   Shaw   Funding   Company,   a  Delaware
corporation, and its successors and permitted assigns.

                  "Transferor Material Adverse Effect" means a material adverse effect on: (a) the financial condition, business, assets or operations of the Transferor; (b) the ability of the Transferor to perform its obligations under this Agreement or the other Transaction Documents to which it is a party; (c) the validity, enforceability, perfection or priority of the Company's, the Bank Investors' or the Agent's interest in the Transferred Interest; or (d) the collectability or enforceability of a significant portion of the Receivables.

                  "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

                  "Translation Adjustment Reserve" means the product of (i) 0.10 and (ii) the Outstanding Balance of Eligible Receivables due and payable in Canadian dollars.

                  "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

                  "U.S." or "United States" means the United States of America.

                  "Year 2000 Compliant" has the meaning specified in Section 3.3(l) hereof.

                  SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".


                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS

                  SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, provided that the Termination Date shall not have occurred, (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and
(y) the Agent, on behalf of the Company may, at the Company's option, or the Agent, on behalf of the Bank Investors, shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, none of the Company, any Bank Investor or the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

                  SECTION 2.2. Transfers; Certificates; Eligible Receivables (a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Agent, on behalf of the Bank Investors, as applicable, and the Agent, on behalf of the Company may, provided that the Termination Date shall not have occurred, at the Company's option, or the Agent, on behalf of the Bank Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in the Affected Assets, shall, if so requested by the Transferor, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided that after giving effect to the payment to the Transferor of such Transfer Price the sum of the Net Investment plus, in the case where the Transferred Interest is held by the Agent on behalf of the Company, the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit; and, provided further, that the representations and warranties set forth in Section 3.1 (other than those representations and warranties which by their terms relate solely to an earlier date) shall be true and correct (subject only to such qualifications or exceptions as shall have been disclosed to, and consented to by, the Agent in writing) both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Investor Report shall have been delivered with respect to such Incremental Transfer as required by Section 3.2 hereof.

                  The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer (or, in the case of the initial Incremental Transfer, one (1) Business Day prior to such Incremental Transfer). Each such notice shall specify (w) whether such request is made to the Agent, on behalf of the Company or on behalf of the Bank Investors (it being understood and agreed that once any Transferred Interest hereunder is acquired on behalf of the Bank Investors, the Agent, on behalf of Bank Investors, shall be required to purchase all Transferred Interests held by the Agent on behalf of the Company in accordance with Section
9.9 and thereafter no additional Incremental Transfers shall be acquired on behalf of the Company hereunder), (x) the desired Transfer Price (which shall be at least $5,000,000 or integral multiples of $1,000,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent, on behalf of the Company, the Company shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and, provided that the certificate described in the last sentence of this paragraph is delivered to the Transferor in timely fashion, the Transferor shall indemnify the Company and each Bank Investor against any loss or expense actually incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer (except to the extent the Transferor has selected a BR Tranche Period for such Incremental Transfer) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer. The Company or each Bank Investor (as applicable) incurring such loss or expense shall deliver a certificate setting forth the calculation of such losses and expenses to the Transferor within ten (10) days after the failure of the Transferor to complete such Incremental Transfer.

                  On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the Company and the Bank Investors, respectively.

                  By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.
Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

                  (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent, on behalf of the Company may, and the Agent, on behalf of the Bank Investors shall agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

                  (c) All Transfers. Each Transfer shall constitute a purchase by the Agent, on behalf of the Company or the Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Company or the Bank Investors, as applicable, shall equal the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Company and each Bank Investor in accordance with each of the Company's and each Bank Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Person bears to the aggregate Net Investment of the Company and all of the Bank Investors at such time).

                  (d) Certificate. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or prior to the date hereof.

                  (e) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The
Percentage Factor, as computed as of the day immediately preceding the Termination Date shall remain constant at all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero, and all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full.

                  SECTION 2.3.  Selection of Tranche Periods and Tranche Rates.

                  (a) Prior to the Termination Date; Transferred Interest held on behalf of the Company. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), the Transferor may, subject to the Company's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Net Investment held on behalf of the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that the Company may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be the BR Rate or the Eurodollar Rate, as determined by NationsBank. In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date.

                  (b) After the Termination Date; Transferred Interest Held on behalf of the Company. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of the Company, the Company or NationsBank, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

                  (c) Prior to the Termination Date; Transferred Interest Held on Behalf of Bank Investor. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

                  (d) After the Termination Date; Transferred Interest Held on behalf of Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all Tranche Periods and Tranche Rates applicable thereto.

                  (e) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

                                    (A) the Agent  shall  forthwith  notify  the
                  Company or Bank Investors, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

                                    (B) while such circumstances  exist, none of
                  the Company, the Bank Investors or the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

                  (ii) If, with respect to any outstanding Eurodollar Tranche, the Company or any of the Bank Investors on behalf of which the Agent holds any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

                  (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Person's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

                           SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due the Company or any Bank Investor), all amounts payable pursuant to
         Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer. The Transferor shall pay to the Agent, on behalf of the Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
         Section 2.4.

                           SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section
         2.5 hereof to the Transferor, for the benefit of the Agent, on behalf of the Company or the Bank Investors, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Tranche Period, such portion of Collections not allocated to the Agent, on behalf of Company or the Bank Investors, as applicable.

                           SECTION 2.6. Liquidation Settlement Procedures. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to the reduction of the Net Investment of Tranche Periods selected by the Agent. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Agent, on behalf of the Company or the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Agent, on behalf of the Company or the Bank Investors, as applicable. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, any amounts set aside pursuant to Section 2.5 above. On the last day of each Tranche Period to occur on or after the Termination Date or during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Agent's account to the extent not already so deposited, for the benefit of the Company or the Bank Investors, as applicable, the amounts so set aside for the Agent, on behalf of the Company or the Bank Investors, pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Company and the Bank Investors pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Discount, second, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Net Investment allocated to any Tranche Period ending on such date, fourth, in payment of all fees payable by the Transferor hereunder, fifth, in payment of all other Aggregate Unpaids and sixth, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

                           Following the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full,
         (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Agent's right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and
         (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary or reasonably requested by the Transferor to terminate the Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

                           SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

                                    (a)  On the  Investor  Report  Date,  to the
                  Company solely for its own account, the Program Fee and the Administration Fee, and to the Administrative Agent, on behalf of the Bank Investors, the Facility Fee.

                                    (b) On the date of  execution  and  delivery
                  hereof, to the Administrative Agent solely for its own account, the Arrangement Fee.

                           SECTION 2.8. Protection of Ownership Interest of the Company and the Bank Investors. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Agent, the Company or any of the Bank Investors and (y) to the extent reasonably practicable, mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Company and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon request of the Agent, the Company or any of the Bank Investors obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York and Georgia) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least ten
         (10) days  prior  notice  thereof  and (ii)  prepared  at  Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

                  (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Seller and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as it shall not have received written notice of the occurrence of either a Collection Agent Default or any other Termination Event, provided that, upon its receipt of written notice from the Agent that such Collection Agent Default or Termination Event is waived in accordance with the provisions of this Agreement, the right of the Collection Agent to give such instructions shall be restored. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Agent shall have received fifteen (15) days' prior notice of such termination. If the Transferor, the Seller or the Collection Agent receives any
         Collections, the Transferor, the Seller or the Collection Agent, as applicable, shall immediately, but in any event within two (2) Business Days of receipt, remit (and shall cause the Seller to remit) such Collections to a Lock-Box Account.

                           SECTION 2.9. Deemed Collections; Application of Payments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced or canceled as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment, dilutive factor or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable, provided, that prior to the Commitment Termination Date, such amount shall not be required to be actually paid by the Transferor if the exclusion of such Receivable from the calculation of the Percentage Factor would not cause the Percentage Factor to exceed the Maximum Percentage Factor. Whenever such amount referred to above is paid by the Transferor, the Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.

                  (b) If on any day any of the  representations  or  warranty in
         Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable, provided, that prior to the Commitment Termination Date, such amount shall not be required to be actually paid by the Transferor if the exclusion of such Receivable from the calculation of the Percentage Factor would not cause the Percentage Factor to exceed the Maximum Percentage Factor. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the Agent.

                  (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

                           SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Company or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in
         Section 10.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

                           SECTION 2.11. Reports. (a) Prior to the twenty-second
         (22nd) day of each calendar month, the Collection Agent shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding Fiscal Month, (ii) if requested by the Agent or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent or the Administrative Agent may reasonably request.

                  (b) On each Investor Report Date, the Collection Agent shall prepare and forward to the Administrative Agent and the Agent a certification as to the Net Receivables Balance, the Percentage Factor and such other information as the Agent may request from time to time as at the close of business on the immediately preceding Business Day.

                           SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. During the existence of a Collection Agent Default or a Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

                           SECTION 2.13. Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

                           SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                           SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Transferor Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificates, the Transfer Certificates and the other Transaction
         Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not (i) contravene (1) any provision of applicable law, rule or regulation, the contravention of which would have a Transferor Material Adverse Effect, (2) the Certificate of Incorporation or Bylaws of the Transferor, or (3) any judgment, injunction, order, writ, or decree, the contravention of which would have a Transferor Material Adverse Effect or (ii) violate or constitute a default under any material agreement or instrument binding upon the Transferor or (iii) result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

                  (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect Agent's Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investors, the Agent or the Administrative Agent will be complete and correct in every material respect on the date such information is stated or certified, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Transferor as at the date thereof in the results of operations for such period. All financial projections and other pro forma financial information delivered to the Agent and the Bank Investors, or any of them, have been based on good faith estimates and assumptions believed by the Transferor to be reasonable at the time made and at the time furnished to the Agent and/or the Bank Investors.

                  (f) Tax Status. The Transferor has filed or caused to be filed all tax returns (federal, state and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, if any, which it is obligated to pay, the failure of which to file or pay (as the case may
         be) would have a Transferor Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Transferor in accordance with GAAP.

                  (g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other body, which may be, individually or in the aggregate (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the sale and assignment of any Receivable or other Affected Assets or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document to which the Transferor is a party, or (iii) seeking any determination or ruling that would have a Transferor Material Adverse Effect.

                  (h) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 9.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

                  (i) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security (other than Related Security consisting of instruments and letters of credit which will be delivered to the Agent following the Agent's request therefor, and other than merchandise, including returned or repossessed merchandise, provided, however, that such merchandise is not located in any jurisdiction contemplated in Sections 4.1(i) and (j) of this Agreement) and Collections with respect thereto, in each case free and clear of any Adverse Claim other than any Adverse Claim arising pursuant to the Transaction Documents.

                  (j)  Tradenames,   Etc.  As  of  the  date  hereof:   (i)  the
         Transferor's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has no subsidiaries or divisions; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under the Bankruptcy Code, except as disclosed in Exhibit J hereto.

                  (k) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth herein.

                  (l) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of August 8, 1998, the aggregate Outstanding Balance of the Receivables in existence was $276,459,847 and the Net Receivable Balance was $255,023,094.

                  (m) Credit and Collection Policy. Since the effective date(s) indicated thereon, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (n) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (o) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (p) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Collateral Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (r) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (s) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by the Seller has been purchased by the Transferor from the Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

                  (t) Preference; Voidability. The Transferor shall have given reasonably equivalent value to the Seller in consideration for the transfer to the Transferor of the Receivables and Related Security from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Transferor.

                  (u) Representations and Warranties of the Seller. Each of the representations and warranties of the Seller set forth in Section 4.01 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby reaffirms all such representations and warranties for the benefit of the Agent, the Company, the Bank Investors and the Administrative Agent.

                           SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or
         Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof (other than any representations and warranties which by their terms relate solely to an earlier date, and subject to such qualifications and exceptions as shall have been disclosed to, and consented to by, the Agent in writing) are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report and a Net Receivables Balance certification dated within ten (10) days prior to the date of such Incremental Transfer (or in the case of the initial Incremental Transfer, dated as of the Closing Date), together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                           SECTION 3.3. Representations and Warranties of the Collection Agent. The Seller, in its capacity as Collection Agent, represents and warrants, and the Seller shall cause any Affiliate, should such Affiliate become the Collection Agent, to represent and warrant, to the Company and the Bank Investors that:

                  (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not (i) contravene (1) any provision of applicable law, rule or regulation, the contravention of which would have a Material Adverse Effect, (2) the Articles of Incorporation or Bylaws of the Collection Agent, or (3) any judgment, injunction, order, writ or decree, the contravention of which would have a Material Adverse Effect, (ii) violate or constitute a default under any material agreement or instrument binding upon the Collection Agent or (iii) result in the creation or imposition of any Adverse Claim on the Affected Assets of the Collection Agent other than in accordance with the Transaction Documents.

                  (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (d) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Agent, the Company, any Bank Investor or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, the Company, any Bank Investor or the Administrative Agent will be complete and correct in every material respect, on the date such information is stated or certified, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Collection Agent and its Subsidiaries, on a consolidated basis, as at the date thereof in the results of operations for such period. All financial projections and other pro forma financial information delivered to the Agent and the Bank Investors, or any of them, have been based on good faith estimates and assumptions believed by the Collection Agent to be reasonable at the time made and at the time furnished to the Agent and/or the Bank Investors.

                  (e) Action, Suits. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or its properties, in or before any court, arbitrator or other body, which may be, individually or in the aggregate, (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Collection Agent is a party, (ii) seeking to prevent the sale and assignment of any Receivable or other Affected Assets or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document to which the Collection Agent is a party, or (iii) seeking any determination or ruling that would have a Material Adverse Effect.

                  (f) Nature of Receivables. Each Receivable included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is not a Receivable of the type described in clauses (i) through (iii) of the definition of "Net Receivables Balance".

                  (g) Amount of Receivables. As of August 8, 1998, the aggregate Outstanding Balance of the Receivables in existence was $276,459,847 and the Net Receivable Balance was $255,023,094.

                  (h) Credit and Collection Policy. Since the effective date(s) indicated thereon, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (i) Collections and Servicing. Since January 3, 1998, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

                  (j) Not an Investment Company. The Collection Agent is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (k) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Transferor and the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

                  (l) Year 2000 Compliance. The Collection Agent has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Collection Agent or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Collection Agent believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected (a) to have a Material Adverse Effect, or (b) to result in a Termination Event.

                           The Collection Agent (i) has completed a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the "Receivable Systems") and (ii) has determined that such Receivable Systems are Year 2000 Compliant or will be Year 2000 Compliant on or before January 1, 1999 and thereafter.

                           The costs of all assessment, remediation, testing and integration related to the Collection Agent's plan for becoming Year 2000 Compliant will not have a Material Adverse Effect.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                           SECTION 4.1. Conditions to Closing. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                  (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

                  (b) A copy of the resolutions of the Board of Directors of the Seller certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by the Seller of this Agreement, the Receivables Purchase Agreement and the other Transactions Documents to be delivered by the Collection Agent hereunder or thereunder.

                  (c) The Certificate of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (d) The Articles of Incorporation of the Seller certified by the Secretary of State or other similar official of the Seller's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (f) A Good Standing Certificate for the Seller issued by the Secretary of State or a similar official of the Seller's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (g) A Certificate of the Secretary or Assistant Secretary of the Transferor substantially in the form of Exhibit L-1 attached hereto.

                  (h) A Certificate of the Secretary or Assistant Secretary of the Seller substantially in the form of Exhibit L-2 attached hereto.

                  (i) Proper financing statements (Form UCC-1) naming the Transferor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

                  (j) Proper financing statements (Form UCC-1) naming the Seller as the debtor in favor of the Transferor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

                  (k) Proper partial release or termination statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.

                  (l) Proper partial release or termination statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by the Seller.

                  (m) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor or the Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (i) or
         (j) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                  (n) Executed copies of the Lock-Box Agreements relating to each of the Lock-Boxes and the Lock-Box Accounts.

                  (o) An opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Transferor and the Seller covering the matters set forth in Exhibit K-1 hereto.

                  (p) An opinion of Bennie M. Laughter, Esq., General Counsel to the Seller and the Transferor covering the matters set forth in Exhibit K-2 hereto.

                  (q) An opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Transferor and the Seller, covering certain bankruptcy and insolvency matters in form and substance satisfactory to the Agent and Agent's counsel.

                  (r) A computer tape setting forth all Receivables and the Outstanding Balances thereon and such other information as the Agent may reasonably request.

                  (s) An executed copy of this Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents to be executed by the Seller or the Transferor.

                  (t) The Transfer Certificate, duly executed by the Transferor.

                  (u) The Certificate, duly executed by the Transferor and appropriately completed.

                  (v) The Arrangement Fee in accordance with Section 2.7(b).

                  (w) An Investor Report for the Fiscal Month ended August 8, 1998.

                  (x) Evidence of the appointment of Corporation Service Company as agent for process as required by Section 10.4(d) hereof.

                  (y)  Such  other  documents,  instruments,   certificates  and
         opinions as the Agent or the Administrative Agent, shall reasonably request.


                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) Financial Reporting. The Transferor will, and will cause the Seller and each of the Transferor's and the Seller's Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent:

                  (i) Annual Reporting. Within ninety (90) days after the close of the Transferor's and the Seller's fiscal years, audited financial statements, prepared in accordance with GAAP on a consolidated basis for the Seller and its Subsidiaries and prepared on a consolidating basis for the Transferor, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied (in the case of the Seller's consolidated financial statements) by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                  (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each of the Transferor's and the Seller's fiscal years, (x) for the Seller and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, and (y) for the Transferor, consolidating, unaudited balance sheets at the close of such period and consolidating statements of operations, shareholder's equity and cash flows from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or the Seller's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Transferor or the Seller as applicable and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and, for any Certificate delivered pursuant to paragraph (i) above, showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 5.3 hereof.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor or the Seller, copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Seller or any subsidiary files with the Securities and Exchange Commission.

                  (vi) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) Business Days after an Executive Officer of the Transferor obtains actual knowledge of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                  (vii) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any change in the Transferor's or the Seller's public or private debt ratings, if any, a written certification of the Transferor's or the Seller's public and private debt ratings after giving effect to any such change.

                  (viii) Credit and Collection Policy. Within ninety (90) days after the close of each of the Seller's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

                  (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA other than those Reportable Events for which the thirty (30) day notice requirement is waived) which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any ERISA Affiliates of the Transferor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                  (x) Year 2000. Simultaneously with the certificate to be delivered under clause (iii) above, a certificate signed by an Executive Officer of each of the Transferor and the Collection Agent that no material event, problems or conditions have occurred which in the opinion of management would (i) prevent or materially delay the Transferor's or the Collection Agent's plan to become Year 2000 Compliant or (ii) cause or be likely to cause the Transferor's representations and warranties with respect to being or becoming Year 2000 compliant to no longer be true.

                  (xi) Nonconsolidated Financial Statements of the Transferor. Notwithstanding the requirements of clauses (i) and (ii) of this
         Section 5.1(a), in the event GAAP does not permit the financial statements referenced therein to be prepared on a consolidated basis for the Seller and the Transferor, such financial statements shall be prepared separately for each of the Seller and the Transferor.

                  (xii) Other Information. Such other information (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Seller, the Transferor or any Subsidiary of any of the foregoing.

                  (b) Conduct of Business. The Transferor will carry on and conduct its business solely for the corporate purposes specified in its Certificate of Incorporation and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) Compliance with Laws. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, the failure to comply with which would have a Transferor Material Adverse Effect.

                  (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause the Seller to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause the Seller to, at any time and from time to time during regular business hours, and upon reasonable advance notice, permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor or the Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or the Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or the Seller, as applicable, having knowledge of such matters.

                  (e) Keeping of Records and Books of Account. The Transferor will, and will cause the Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause the Seller to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor or the Seller, as applicable, referred to in the previous sentence.

                  (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause the Seller to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor or the Seller under the Contracts related to the Receivables, subject, however, to the right of the Seller or Transferor to dispute or contest its obligations so to perform or to comply with any such provision, covenant or other promise where it reasonably believes that such performance or compliance is not required or is not in the best interest of the Seller or the Transferor (as the case may be), and such failure to perform or comply would not have a material adverse effect on the collectability or enforceability of the related Receivables.

                  (g) Credit and Collection Policies. The Transferor will, and will cause the Seller to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (h) Collections. The Transferor shall, and shall cause the Seller to, instruct all Obligors to cause all Collections other than Collections remitted directly to the Collection Account to be deposited directly to a Lock-Box Account.

                  (i) Collections Received. The Transferor shall, and shall cause the Seller to, hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days following its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor or the Seller, as the case may be.

                  (j) Sale Treatment. The Transferor will not (i) and will not permit the Seller to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Seller to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Agent on behalf of the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause the Seller to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of the Seller's financial statements) and the Agent, on behalf of the Company and the Bank Investors, in the Affected Assets.

                  (k) Separate Business. The Transferor shall at all times (i) to the extent the Transferor's office is located in the offices of the Seller or any Affiliate of the Seller, pay fair market rent for its executive office space located in the offices of the Seller or any Affiliate of the Seller, (ii) have at all times a member of its board of directors which is not and has never been an employee, officer or director of the Seller or any Affiliate of the Seller or of any major creditor of the Seller or any Affiliate of the Seller and is a person who is familiar and has experience with asset securitization, (iii) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of the Seller or any other entity, (iv) not commingle the Transferor's assets with those of the Seller or any other entity, (v) act solely in its corporate name and through its own authorized officers and agents,
         (vi) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (vii) separately manage the Transferor's liabilities from those of the Seller or any Affiliates of the Seller and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (viii) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall
         (A) pay all its liabilities, (B) not assume the liabilities of the Seller or any Affiliate of the Seller, (C) not lend funds or extend credit to the Seller or any affiliate of the Seller except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (D) not guarantee the liabilities of the Seller or any Affiliates of the Seller. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date, or as amended in accordance with Section 5.1(l).

                  (l) Year 2000 Compliance. The Transferor will promptly notify the Agent in the event the Transferor discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected (i) to have a Transferor Material Adverse Effect, or (ii) to result in a Termination Event. For purposes of this paragraph, none of the Company, the Bank Investors, the Credit Support Provider and the Liquidity Provider shall be deemed to constitute a supplier, vendor or customer of the Transferor.

                           SECTION 5.2. Negative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                  (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (c) No Change in Business or Credit and Collection Policy. The Transferor will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Transferor Material Adverse Effect.

                  (d) No Mergers, Etc. The Transferor will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person (other than the sale of Transferred Interests pursuant to this Agreement).

                  (e) Change in Payment Instructions to Obligors. The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (f) Deposits to Lock-Box Accounts. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                  (g) Change of Name, Etc. The Transferor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor or the Seller, as applicable, delivers to the Agent (i) such documents, instruments or agreements, executed by the Transferor or the Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

                  (h) Amendment to Receivables Purchase Agreement. The Transferor will not supplement the Receivables Purchase Agreement or waive any provision thereof, in each case except with the prior written consent of the Agent and the Administrative Agent; nor shall the Transferor take, or permit the Seller to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

                  (i) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness or obligations incurred in the ordinary course of its business (and solely for use in connection with the corporate purposes set forth in its Certificate of Incorporation) in an amount not to exceed $100,000 at any time outstanding.

                  (j) ERISA Matters. The Transferor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, the Seller, or any ERISA Affiliate of the Transferor of the Seller under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and the Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller, in an amount in excess of $1,000,000.

                  (k) Payment to the Seller. With respect to any Receivable sold by the Seller to the Transferor, the Transferor shall, and shall cause the Seller to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note to the Seller of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                  (l) Corporate Documents. The Transferor shall not amend, alter, change or repeal Articles III, IV(b), VI, VII, VIII(a) or (e) and XI of its Certificate of Incorporation so long as it possesses any assets.

                           SECTION 5.3. Financial Covenant. The Transferor shall maintain a tangible net worth which is not less than an amount equal to the sum of (i) the Outstanding Balance of all Defaulted Receivables at such time, (ii) the Outstanding Balance of all Delinquent Receivables at such time and (iii) the sum of the Outstanding Balances of the three largest Receivables of the Class 1 Obligors; provided, however, that in any case, the tangible net worth shall never be less than $15,000,000.

                           SECTION 5.4. Affirmative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) Conduct of Business. The Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (b) Compliance with Laws. The Collection Agent will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

                  (c) Furnishing of Information and Inspection of Records. The Collection Agent will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Collection Agent will, at any time and from time to time during regular business hours and upon reasonable advance notice permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, the Seller's or the Collection Agent's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters. Absent a Termination Event or a change in the information systems of the Seller, the Collection Agent, or the Transferor, the Agent shall be entitled to one such examination and visit per annum at the Transferor's expense. The cost of any additional visits during the course of such year, so long as neither a Termination Event nor a change in the information systems of the Seller, the Collection Agent or the Transferor has occurred, shall be borne by the Agent. Notwithstanding the foregoing, the Collection Agent or, in any case where the Collection Agent is not an affiliate of the Seller, the Seller may restrict access to certain facilities, so long as such restrictions comply with reasonably adopted procedures pertaining to safety and security. Any Person conducting any such examination and visit on behalf of the Agent, the Company, and the Bank Investors shall use reasonable efforts to maintain the confidentiality of non-public information received during such examination and visit.

                  (d) Keeping of Records and Books of Account. The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Collection Agent will give the Agent notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence.

                  (e) Notice of Agent's Interest. In the event that the Transferor or the Seller shall sell or otherwise transfer any interest in accounts receivable, any computer tapes or files or other documents or instruments provided by the Collection Agent in connection with any such sale or transfer shall disclose the Transferor's ownership of the Receivables and the Agent's interest therein.

                  (f) Credit and Collection Policies. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Collections. The Collection Agent shall instruct all Obligors to cause all Collections other than Collections remitted directly to be deposited directly to a Lock-Box Account.

                  (h) Collections Received. The Collection Agent shall hold in trust, and deposit, immediately, but in any event not later than two
         (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Collection Agent.

                  (i) Year 2000 Compliance. The Collection Agent will promptly notify the Agent in the event the Collection Agent discovers or determines that any computer application (including those of its suppliers, vendors and customers) (i) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 compliant on or before January 1, 1999 and thereafter, or (ii) that is otherwise material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that, in the case of (ii) above, such failure could not reasonably be expected (a) to have a Material Adverse Effect, or (b) to result in a Termination Event.

                  SECTION 5.5. Negative Covenants of the Collection Agent. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (b) No Change in Business or Credit and Collection Policy. The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

                  (c) No  Mergers,  Etc.  The  Collection  Agent  will  not  (i)
         consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, provided, however, the Collection Agent may merge or consolidate with another corporation, if (A) the Collection Agent shall be the continuing or surviving corporation; and (B) immediately prior to and immediately after such merger or consolidation, and after giving effect thereto, no Termination Event or Potential Termination Event shall then exist or would result therefrom; provided, further, however, that so long as the Seller is the Collection Agent, no accounts receivable of any Person with whom the Collection Agent shall have merged or consolidated (including such accounts receivable arising from such Person's businesses or divisions after the date thereof) shall be sold to the Transferor pursuant to the Receivables Purchase Agreement, be deemed to be a Receivable hereunder, or be collected or deposited in any Lock-Box or Lock-Box Account, unless the Agent, the Majority Bank Investors and the Transferor shall have consented thereto in writing.

                  (d) Change in Payment Instructions to Obligors. The Collection Agent will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (e) Deposits to Lock-Box Accounts. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

                           SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to the Seller of the designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Agent, and provided that the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. At any time during the existence of a Termination Event, the Agent may notify any Obligor of the Transferred Interest.

                           SECTION 6.2.  Duties of Collection Agent.

                  (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Agent's account the Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables, but not beyond sixty (60) days past the original due date of such Receivables, and extend the maturity or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor and the Agent, on behalf of the Company and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, at any time during the existence of a Termination Event, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Seller or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                  (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor or the Seller or an Affiliate of the Transferor or the Seller, the Collection Agent, by giving three (3) Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent, provided, however, that at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Collection Agent, if other than the Transferor or the Seller or an Affiliate of the Transferor or the Seller, shall as soon as practicable upon demand, deliver to the Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending January 2, 1999, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year then ended with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) confirmed the Net Receivables Balance as of the end of each Fiscal Month during such fiscal year, and (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

                  (d) Notwithstanding anything to the contrary contained in this
         Article VI, the Collection Agent, if not the Transferor, the Seller or any Affiliate of the Transferor or the Seller, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof. Nothing contained in this Agreement, however, shall prohibit the Seller or the Transferor (as applicable) from pursuing independent legal action to collect such indebtedness not part of the Transferred Interest.

                           SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof:

                  (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                  (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

                  (iii) The Transferor shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                  (iv) The Transferor and the Seller hereby authorize the Agent to take any and all steps in the Transferor's or the Seller's name and on behalf of the Transferor and the Seller necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

                  SECTION 6.4. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent
         Default:

                  (a) (i) the Collection Agent shall fail to observe or perform any term, covenant or agreement to be observed or performed by it hereunder (other than as referred to in clause (ii) immediately hereafter), and such failure shall remain unremedied for two (2) Business Days after notice to the Collection Agent if such failure is the failure to deliver an Investor Report when due pursuant to Section 2.8(b), or thirty (30) days after notice to the Collection Agent in all other cases, or (ii) the Collection Agent shall fail to make any payment or deposit required to be made by it hereunder when due; or

                  (b) any representation, warranty, certification or statement made by the Collection Agent in this Agreement, the Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) failure of the Collection Agent to pay when due any amounts due under any agreement under which any Indebtedness greater than $20,000,000 is governed or the default by the Collection Agent in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $20,000,000 was created or is governed, in each of the foregoing cases after giving effect to any applicable grace or cure period; or any Indebtedness of the Collection Agent greater than $20,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

                  (d) any Event of Bankruptcy shall occur with respect to the Collection Agent; or

                  (e)  failure  of  the  Collection   Agent  (so  long  as  such
         Collection Agent is the Seller or an Affiliate of the Seller) to satisfy any of the Shaw Financial Covenants; or

                  (f) there shall have occurred any material  adverse  change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement.

                           SECTION 6.5.  Responsibilities  of the Transferor and
         the Seller. Anything herein to the contrary notwithstanding, the Transferor shall, or shall cause the Seller to, (i) perform all of the Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement, and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.


                                   ARTICLE VII

                               TERMINATION EVENTS

                  SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) the Transferor shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

                  (b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) the Transferor, or the Collection Agent, shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(f), 5.1(g), 5.1(i), 5.1(l), or Sections
         5.2(a), (c), (d), (e), (f) or (g) or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for a period of thirty (30) days after the earlier of (x) the date upon which any Executive Officer of the Transferor or the Seller obtains actual knowledge of such failure or
         (y) the date upon which the Transferor has received written notice of such failure from the Agent; or

                  (d) failure of the Transferor to pay when due any amounts due under any agreement to which Transferor is a party and under which any Indebtedness greater than $100,000 is governed or the default by the Transferor in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor greater than $100,000 was created or is governed, in each of the foregoing cases after giving effect to any applicable grace or cure period; or any Indebtedness owing by the Transferor greater than $100,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

                  (e) any Event of Bankruptcy shall occur with respect to the Transferor; or

                  (f) the Agent, on behalf of the Company and the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

                  (g) a Collection Agent Default shall have occurred; or

                  (h) the Receivables  Purchase Agreement shall have terminated;
         or

                  (i) Since the date hereof, any Transferor Material Adverse Effect or Material Adverse Effect shall have occurred; or

                  (j) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

                  (k) the Commercial Paper issued by the Company shall not be rated lower than "A-2" by Standard & Poor's and or "P-2" by Moody's; or

                  (l) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to 98%; (ii) the Percentage Factor equals or exceeds 100% at any time; or (iii) the Net Investment plus, in the case where the Transferred Interest is held by the Company, the Interest Component of all outstanding Related Commercial Paper, shall exceed the Facility Limit; or

                  (m) the Dilution Ratio for any Fiscal Month exceeds 10%; or

                  (n) the three (3) Fiscal Month average Loss to Liquidation Ratio exceeds 0.80%; or

                  (o) the three (3) Fiscal Month average Delinquency Ratio for any Fiscal Month exceeds 1.5%; or

                  (p) the date on which the Transferor ceases to make purchases of Receivables under the Receivables under the Receivables Purchase Agreement.

                  SECTION 7.2. Termination. (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Bank Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(g) (to the extent that the applicable Collection Agent Default arose under Section 6.4(d)), 7.1(l)(ii), 7.1(l)(iii) or 7.1(p) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                  (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) (other than the occurrence of the Termination Date as a result of the Termination Events described in Section 7.1(j), 7.1(k) and, to the extent the Transferor has provided sixty (60) days' prior written notice to the Agent of the termination of purchases under the Receivables Purchase Agreement, 7.1(p)), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.


                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

                           SECTION 8.1.  Indemnities by the Transferor.  Without
         limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective any officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor or the Seller (including, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or
         (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by the Transferor or the Seller (including, in its capacity as the Collection Agent) or any officers of the Transferor or the Seller (including, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (ii) the failure by the Transferor or the Seller (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iii) the failure (x) to vest and maintain vested in the Agent, on behalf of the Company and the Bank Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and the Bank Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

                  (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                  (v)  any  dispute,   claim,  offset  or  defense  (other  than
         discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or

                  (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                  (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

                  (ix) the failure by the Transferor or the Seller (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

                  (x) the Percentage Factor exceeding the Maximum Percentage Factor at any time;

                  (xi) the failure of the Seller to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                  (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                  (xiii) the commingling by the Transferor, the Seller or the Collection Agent of Collections of Receivables at any time with other funds;

                  (xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Seller, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                  (xv) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Boxes and/or the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Seller or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise, except as permitted in the applicable Lock-Box Agreement;

                  (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;

                  (xvii) any failure of the Transferor to give reasonably equivalent value to the Seller in consideration of the purchase by the Transferor from the Seller of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xviii) any action taken by the Transferor, the Seller, or the Collection Agent (if the Transferor, the Seller or any Affiliate or designee of the Transferor or the Seller) in the enforcement or collection of any Receivable; provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor, the Seller or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, the Seller or the Collection Agent, such Other Transferors shall be solely liable for such Indemnified Amounts.

                           SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                  (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

                  (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support
         Agreement, by an amount deemed by such Indemnified Party to be material, then the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                  (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section
         8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                  (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such
         Section 8.2 Costs are attributable to the Transferor, the Seller or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such
         Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, the Seller or the Collection Agent, such Other Transferors shall be solely liable for such Section 8.2 Costs.

                           SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Collection Agent (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                  (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                           If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

                           SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit (subject to the provisions of Sections 5.1(d) and 5.4(c) hereof), dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

                  (b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the reduction of a Tranche on a day prior to the last day of its Tranche Period, provided that such demand is accompanied by a certificate of the Person demanding payment of an Early Collection Fee setting forth in reasonable detail the calculation of such Early Collection Fee.

                           SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 30 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 10 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.

                           SECTION 8.6. Amounts Payable. The Transferor is hereby obligated to pay all amounts due under this Article within 30 days of demand of any such payment. Each demand shall be in the form of a certificate specifying in such detail consistent with the Company's and/or applicable Bank Investor's internal policies.

                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT

                           SECTION 9.1. Authorization and Action. (a) The Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, the Seller or the Collection Agent or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, the Seller or the Collection Agent or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, the Seller or the Collection Agent or any of their Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                           SECTION 9.2. Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, the Seller or the Collection Agent), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

                           SECTION 9.3. Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from the Company or any Bank Investor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Company and Bank Investors. The Agent shall (subject to Section
         9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

                           SECTION 9.4. Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Transferor, the Seller and the Collection Agent or any of their Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any of the Transferor, the Seller and the Collection Agent or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

                           SECTION 9.5. Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

                           SECTION 9.6. Non-Reliance. The Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Transferor, the Seller, and the Collection Agent and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any of the Transferor, the Seller or the Collection Agent or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

                           SECTION 9.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors, the Transferor, and the Collection Agent. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                           SECTION 9.8. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

           SECTION 9.9. Bank Commitment; Assignment to Bank Investors.

                  (a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Termination Date or (ii) the Company elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9 and the Transferor hereby agrees to pay the amounts described in Section 9.9(d) above. Upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.9, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

                  (b)  Assignment.  No Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent, on behalf of the Company, and the Agent and, so long as no Termination Event then exists, by the Transferor (which approval by the Transferor shall not be unreasonably withheld). In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party, to the extent of the interests so assigned (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank
         Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                  (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Seller or the Collection Agent or the performance or observance by the Transferor, the Seller or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                           (d) Transferor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.9, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Discount relates to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                  (e) Administration of Agreement After Assignment. After any assignment by the Company to the Bank Investors pursuant to this
         Section 9.9 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                  (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 9.9, all payments to be made hereunder by the Transferor or the Collection Agent to the Company shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent. In the event that the Assignment Amount paid by the Bank Investors is less than the sum of the Net Investment plus the Interest Component of all outstanding Commercial Paper, then to the extent payments made hereunder in respect of the Net Investment (excluding Discount) exceed the Assignment Amount such excess amounts shall be remitted by the Agent to the Company.

                  (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5)
         Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.9. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                  (h) Defaulting Bank Investor. Any Bank Investor that fails to remit its Pro Rata Share of any Transfer Price (a "Defaulting Bank Investor") shall not be entitled to receive any portion of its interest in any Collections or Proceeds, and for purposes of voting or consenting to matters with respect to the Transaction Documents, such Bank Investor shall not be deemed to be a "Bank Investor" hereunder and such Bank Investor's Commitment shall be deemed to be zero ($0), unless and until (a) all other payments of Collections and Proceeds have been paid in full, (b) such failure to fulfill its obligation to fund is cured and such Bank Investor shall have paid, as and to the extent provided in this Agreement, to the applicable party, such amount then owing or (c) the Termination Date shall have occurred. Upon notice of the existence of a Defaulting Bank Investor, the Agent shall use reasonable efforts to replace such Defaulting Bank Investor. Any such replacement shall have been consented to by the Transferor (such consent not to be unreasonably withheld).

                                    ARTICLE X

                                  MISCELLANEOUS

                           SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement for a period of one (1) year.

                           SECTION 10.2. Waivers; Amendments. (a) No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Collection Agent, the Company and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of Discount to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or Discount with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                           SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section
         10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

                           If to the Company:

                    Enterprise Funding Corporation
                    c/o Merrill Lynch Money Markets Inc.
                    World Financial Center - North Tower
                    250 Vesey Street - 11th floor
                    New York, New York  10281
                    Attention: Stewart Cutler
                    Telephone:  (212) 449-7468
                    Telecopy:  (212) 449-8939

                    (with a copy to the Administrative Agent)

                           If to the Transferor:

                    Shaw Funding Company
                    616 East Walnut Avenue
                    Dalton, Georgia 30721
                    Telephone:  (706) 275-1010 (Attention: Kenneth G. Jackson)
                    Telecopy:   (706) 275-1985
                    Payment Information:
                    ABA # 111000012
                    Account of Shaw Industries, Inc.
                    Account No. 3751079206
                    Ref: Shaw Funding Company

         with a copy to Ben Laughter, General Counsel, at the above address for the Transferor (telephone: 706-275-1018 and telecopy: 706-275-1442), and in case of notices of Termination Events, Potential Termination
         Events or Reinvestment Termination Dates, a notice to Powell, Goldstein, Frazer & Murphy LLP, attention Robert C. Lewinson, Esq. (Tel: 404-572-6623, Fax: 404-572-6999).

                           If to Shaw Industries, Inc.

                     Shaw Industries, Inc.
                     616 East Walnut Avenue
                     Dalton, Georgia 30721
                     Telephone:  (706) 275-1010 (Attention: Kenneth G. Jackson)
                     Telecopy:   (706) 275-1985

         with a copy to Ben Laughter, General Counsel, at the above address for the Transferor (telephone: 706-275-1018 and telecopy: 706-275-1442), and in case of notices of Termination Events, Potential Termination
         Events or Reinvestment Termination Dates, a notice to Powell, Goldstein, Frazer & Murphy LLP, attention Robert C. Lewinson, Esq. (Tel: 404-572-6623, Fax: 404-572-6999).

                           If to the Collateral Agent:

                                    NationsBank, N.A.
                                    NationsBank Corporate Center--10th Floor
                                    Charlotte, North Carolina  28255
                                    Attention:  Michelle M. Heath--
                                    Structured Finance
                                    Telephone:  (704) 386-7922
                                    Telecopy:  (704) 388-9169

                           If to the Agent:

                                    NationsBank, N.A.
                                    NationsBank Corporate Center--10th Floor
                                    Charlotte, North Carolina  28255
                                    Attention:  Michelle M. Heath--
                                    Structured Finance
                                    Telephone:  (704) 386-7922
                                    Telecopy:  (704) 388-9169
                                    Payment Information:
                                    NationsBank, N.A.
                                    ABA 053-000-196
                                    Acct: Operations/Administration
                                    Account No. 0659-79-4523
                                    Ref: Shaw Funding Company

                           If to the Administrative Agent:

                                    NationsBank, N.A.
                                    NationsBank Corporate Center--10th Floor
                                    Charlotte, North Carolina  28255
                                    Attention:  Michelle M. Heath--
                                    Structured Finance
                                    Telephone:  (704) 386-7922
                                    Telecopy:  (704) 388-9169

                           If  to  the  Bank  Investors,   at  their  respective
         addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

                  SECTION 10.4. Governing Law; Submission to Jurisdiction; Integration.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

                  (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

                  (c) This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (d) The Transferor and the Seller each hereby appoint Corporation Service Company located at 2 World Trade Center, Suite 8746, 87th Floor, New York, New York 10048-0203 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Company, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

                           SECTION 10.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           SECTION 10.6. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Seller may assign any of its rights or delegate any of its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement, other than Section 9.9, shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

                  (b) Notwithstanding the foregoing, the Company may, from time to time, with prior or concurrent notice to Transferor and Collection Agent, in one transaction or a series of transactions, assign all or a portion of the Net Investment and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Company to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related administrative or managing agent for such Conduit Purchaser will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Company and its Liquidity Support Provider(s) and Credit Support
         Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume, by written instrument delivered to the Company, with copies to the Transferor, the Collection Agent and each Bank Investor, all (or the assigned or assumed portion) of the Company's obligations, if any, hereunder and each other Transaction Document, and the Company shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Company and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment shall be made to the applicable agent or administrative agent, as applicable, on behalf of the Company and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment funded with commercial paper issued by the Company from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to the Company on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the Company), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or the agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such agent or administrative agent may reasonably request to evidence and give effect to the foregoing. No Assignment by the Company to a Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under Section 9.9 to fund any Incremental Transfer not funded by the Company or such Conduit Assignee or to acquire from the Company or such Conduit Assignee all or any portion of the Net Investment.

                  (c) The Seller hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or to any Conduit Assignee as set forth in
         Section 10.6(b). In addition, each of the Transferor and the Seller hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

                           SECTION  10.7.  Confidentiality.  Except as otherwise
         provided by Applicable Law, the Agent, the Company, and each Bank Investor, by the acceptance of the benefits of this Agreement, hereby agree to utilize all non-public information obtained pursuant to the requirements of this Agreement or any other Transaction Document which has been identified as confidential or proprietary by the Seller, the Transferor, the Collection Agent or any of their Affiliates in accordance with customary procedure of the Agent, the Company, or such Bank Investor, as the case may be, for handling confidential information of this nature and in accordance with safe and sound banking practices. However, in any event, the Agent, the Company, and the Bank Investors may make disclosure: (a) to any of their respective Affiliates (provided such Affiliates shall agree to keep such information confidential in accordance with the terms of this Section);
         (b) as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any rights or interest hereunder; (c) as required by any governmental authority or representative thereof pursuant to legal process; (d) to the independent auditors and other professional advisors of the Agent, the Company, or any Bank Investor (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of a Termination Event, to any other Person, in connection with the exercise of their remedial rights hereunder or under any of the Transaction Documents.

                           SECTION 10.8. No Bankruptcy Petition Against the Company. Each of the Transferor, the Collection Agent and the Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any State of the United States.

                           SECTION 10.9. No Recourse Against Stockholders, Officers or Directors. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any Affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

                           SECTION 10.10. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables.


            [THE REMAINDER OF THIS PAGE INTENTIONALLY IS LEFT BLANK]

                           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.


                              ENTERPRISE FUNDING CORPORATION,
                                as Company


                              By:__/s/ Steven Newman______________________
                                 Name: Steven Newman
                                 Title:  Vice President


                              SHAW FUNDING COMPANY,
                               as Transferor

                              By:__/s/ Bennie M. Laughter___________________
                                 Name: Bennie M. Laughter
                                 Title:  Vice President


                              SHAW INDUSTRIES, INC., individually
                                and as Collection Agent

                              By:__/s/ Kenneth G. Jackson__________________
                                 Name: Kenneth G. Jackson
                                 Title:  Vice President and CFO


         Commitment           NATIONSBANK, N.A., as Agent
         $200,000,000           and a Bank Investor

                              By:__/s/ Michelle M. Heath____________________
                                 Name: Michelle M. Heath
                                 Title:  Senior Vice President


         Signature page to Transfer and Administration
         Agreement dated as of September 3, 1998



         ::ODMA\PCDOCS\ATL\255736\1

                                   SCHEDULE 1
                                       TO
                      TRANSFER AND ADMINISTRATION AGREEMENT
                          Dated as of September 3, 1998



         Fiscal 1998
         Month-End Closing Dates

         February  7, 1998  March 7, 1998 April 4, 1998 May 9, 1998 June 6, 1998
         July 4, 1998 August 8, 1998 September 5, 1998 October 3, 1998 November 7, 1998 December 5, 1998 January 2, 1999


         Fiscal 1999
         Month-End Closing Dates

         February  6, 1999  March 6, 1999 April 3, 1999 May 8, 1999 June 5, 1999
         July 3, 1999 August 7, 1999 September 4, 1999 October 2, 1999 November 6, 1999 December 4, 1999 January 1, 2000

                                   SCHEDULE 2
                                       TO
                      TRANSFER AND ADMINISTRATION AGREEMENT
                          Dated as of September 3, 1998

                            Shaw Financial Covenants

                           All defined terms used below are as defined in that certain Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of March 16, 1998, by and among Shaw Industries, Inc., the Lenders named therein, NationsBank, N.A., as Issuing Bank and Administrative Agent, SunTrust Bank, Atlanta, as Documentation Agent, Wachovia Bank, N.A., as Managing Agent, Nationsbanc Montgomery Securities LLC, as Arranger and Co-Syndication Agent and SunTrust Equitable Securities Corporation, as Co-Arranger and Co-Syndication Agent, as in effect on the date hereof. In the event that the Credit Agreement is terminated prior to the expiration of this Transfer and Administration Agreement, the defined terms below shall retain their meanings as set forth in the Credit Agreement as was in effect on the date hereof. Any amendment of any defined term in the Credit Agreement shall not amend such term's meaning, as of the date hereof, under this Transfer and Administration Agreement unless such amendment is approved by the Agent and the Majority Bank Investors.

                           The Seller shall not, directly or indirectly:

                           1. EBIT to Interest Ratio. Permit, as at the end of each fiscal quarter of the Seller, the Consolidated EBIT/Interest Ratio to be less than 2.25 to 1.00.

                           2. Minimum Net Worth. Permit as at the end of each fiscal quarter of the Seller, its Consolidated Net Worth to be less than the sum of: (i) $510,000,000 plus (ii) 50% of the cumulative positive Consolidated Net Income of the Seller earned after January 3, 1998 plus (iii) the aggregate net proceeds received by the Seller and its Subsidiaries from any sale or issuance of any shares, interests, warrants, participations or other equity instruments of the Seller or its Subsidiaries occurring after January 3, 1998 minus (iv) the aggregate amount of all cash and non-cash consideration paid by the Seller and its Subsidiaries in connection with any purchase, redemption, retirement or other acquisition of any shares, interests, warrants, participations or other equity instruments of the Seller and its Subsidiaries occurring after January 3, 1998 in an amount up to, but not to exceed, $150,000,000; it being understood that (1) any equity issuance net proceeds received by, or purchase, redemption, retirement or other acquisition consideration paid to, a Subsidiary from the Seller or vice-versa shall not be included in determining the amounts described in items (iii) and (iv) above, (2) for purposes of determining the amount of non-cash consideration paid by the Seller and its Subsidiaries in connection with any purchase, redemption, retirement or other acquisition of any equity instruments, the fair market value of such consideration shall be used, or, if such non-cash consideration is in the form of a note or other debt security, the amount of non-cash consideration shall be deemed to be the original principal amount of the note or debt security and (3) the ability of the Seller and its Subsidiaries to purchase, redeem, retire, or otherwise acquire shares or other equity instruments shall continue to be subject to Section 10.5 of the Credit Agreement.

                           3. Funded Debt to EBITDA Ratio. Permit, as of the end
         of  each  fiscal  quarter  of  the  Seller,  the  Consolidated   Funded
         Debt/EBITDA Ratio to be greater than 4.00 to 1.00.


                                TABLE OF CONTENTS

                                                                                                               Page

         ARTICLE IDEFINITIONS.....................................................................................1
                  SECTION 1.1.  Certain Defined Terms.............................................................1
                  SECTION 1.2.  Other Terms......................................................................24
                  SECTION 1.3.  Computation of Time Periods......................................................24

         PURCHASES AND SETTLEMENTS...............................................................................24
                  SECTION 2.1.  Facility.........................................................................24
                  SECTION 2.2.  Transfers; Certificates; Eligible Receivables(a) Incremental Transfers...........24
                  SECTION 2.3.  Selection of Tranche Periods and Tranche Rates...................................28
                  SECTION 2.4.  Discount, Fees and Other Costs and Expenses......................................30
                  SECTION 2.5.  Non-Liquidation Settlement and Reinvestment Procedures...........................31
                  SECTION 2.6.  Liquidation Settlement Procedures................................................31
                  SECTION 2.7.  Fees.............................................................................33
                  SECTION 2.8.  Protection of Ownership Interest of the Company and the Bank Investors...........33
                  SECTION 2.9.  Deemed Collections; Application of Payments......................................34
                  SECTION 2.10.  Payments and Computations, Etc..................................................35
                  SECTION 2.11.  Reports.........................................................................35
                  SECTION 2.12.  Collection Account..............................................................36
                  SECTION 2.13.  Sharing of Payments, Etc........................................................36
                  SECTION 2.14.  Right of Setoff.................................................................37

         ARTICLE IIIREPRESENTATIONS AND WARRANTIES...............................................................37
                  SECTION 3.1.  Representations and Warranties of the Transferor.................................37
                  SECTION 3.2.  Reaffirmation of Representations and Warranties by the Transferor................41
                  SECTION 3.3.  Representations and Warranties of the Collection Agent...........................41

         ARTICLE IVCONDITIONS PRECEDENT..........................................................................44
                  SECTION 4.1.  Conditions to Closing............................................................44

         ARTICLE VCOVENANTS......................................................................................47
                           SECTION 5.1.  Affirmative Covenants of Transferor.....................................47
                  SECTION 5.2.  Negative Covenants of the Transferor.............................................52
                  SECTION 5.3.  Financial Covenant...............................................................54
                  SECTION 5.4.  Affirmative Covenants of the Collection Agent....................................54
                  SECTION 5.5.  Negative Covenants of the Collection Agent.......................................56

         ARTICLE VIADMINISTRATION AND COLLECTIONS................................................................58
                  SECTION 6.1.  Appointment of Collection Agent..................................................58
                  SECTION 6.2.  Duties of Collection Agent.......................................................58
                  SECTION 6.3.  Rights After Designation of New Collection Agent.................................60
                  SECTION 6.4.  Collection Agent Default.........................................................61
                  SECTION 6.5.  Responsibilities of the Transferor and the Seller................................62

         ARTICLE VIITERMINATION EVENTS...........................................................................62
                  SECTION 7.1.  Termination Events...............................................................62
                  SECTION 7.2.  Termination......................................................................64

         ARTICLE VIIIINDEMNIFICATION; EXPENSES; RELATED MATTERS..................................................64
                  SECTION 8.1.  Indemnities by the Transferor....................................................64
                  SECTION 8.2.  Indemnity for Taxes, Reserves and Expenses.......................................67
                  SECTION 8.3.  Taxes............................................................................69
                  SECTION 8.4.  Other Costs, Expenses and Related Matters........................................70
                  SECTION 8.5.  Reconveyance Under Certain Circumstances.........................................71
                  SECTION 8.6.  Amounts Payable..................................................................71

         ARTICLE IXTHE AGENT; BANK COMMITMENT....................................................................71
                  SECTION 9.1.  Authorization and Action.........................................................71
                  SECTION 9.2.  Agent's Reliance, Etc............................................................72
                  SECTION 9.3.  Termination Events...............................................................72
                  SECTION 9.4.  Rights as Bank Investor..........................................................72
                  SECTION 9.5.  Indemnification of the Agent.....................................................73
                  SECTION 9.6.  Non-Reliance.....................................................................73
                  SECTION 9.7.  Resignation of Agent.............................................................74
                  SECTION 9.8.  Payments by the Agent............................................................74
                  SECTION 9.9.  Bank Commitment; Assignment to Bank Investors....................................74

         ARTICLE XMISCELLANEOUS..................................................................................78
                  SECTION 10.1.  Term of Agreement...............................................................78
                  SECTION 10.2.  Waivers; Amendments.............................................................79
                  SECTION 10.3.  Notices.........................................................................79
                  SECTION 10.4.  Governing Law; Submission to Jurisdiction; Integration..........................82
                  SECTION 10.5.  Severability; Counterparts......................................................83
                  SECTION 10.6.  Successors and Assigns..........................................................83
                  SECTION 10.7.  Confidentiality.................................................................84
                  SECTION 10.8.  ................................................................................85
                  No Bankruptcy Petition Against the Company.....................................................85
                  SECTION 10.9.  No Recourse Against Stockholders, Officers or Directors.........................85
                  SECTION 10.10.  Characterization of the Transactions Contemplated by the Agreement.............85



EXHIBITS


EXHIBIT  A Form of Contract

EXHIBIT  B Credit and Collection Policies and Practices

EXHIBIT  C List of Lock-Box Banks

EXHIBIT  D Form of Lock-Box Agreement

EXHIBIT  E Form of Investor Report

EXHIBIT  F Form of Transfer Certificate

EXHIBIT  G Form of Assignment and Assumption Agreement

EXHIBIT  H List of Actions and Suits

EXHIBIT  I Location of Records

EXHIBIT  J List of Subsidiaries, Divisions and Tradenames

EXHIBIT  K-1 Form of Opinion of Counsel for the Seller and the Transferor

EXHIBIT  K-2  Form  of  Opinion  of  In-House  Counsel  for the  Seller  and the
         Transferor

EXHIBIT  L-1 Form of Secretary's Certificate for the Transferor

EXHIBIT  L-2 Form of Secretary's Certificate for the Seller

EXHIBIT  M Form of Certificate

EXHIBIT N-1 UCC-1 Financing Statement relating to Private Label Credit Card Program with General Electric Capital Corporation

EXHIBIT N-2 UCC-1 Financing Statement relating to Private Label Credit Card Program with Monogram Credit Card Bank of Georgia

         SCHEDULES

         SCHEDULE 1                 Fiscal Months

         SCHEDULE 2                 Shaw Financial Covenants

         ---------------------------------------------------------------

                      TRANSFER AND ADMINISTRATION AGREEMENT

                                      among

                              SHAW FUNDING COMPANY

                                  as Transferor

                                       and

                              SHAW INDUSTRIES, INC.

                                individually and
                               as Collection Agent

                                       and

                         ENTERPRISE FUNDING CORPORATION,

                                   as Company

                                       and

                         THE FINANCIAL INSTITUTIONS FROM
                           TIME TO TIME PARTIES HERETO

                                as Bank Investors

                                       and

                                NATIONSBANK, N.A.

                                    as Agent

                          Dated as of September 3, 1998

         --------------------------------------------------------------
                           ::ODMA\PCDOCS\ATL\255736\1